Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TuanChe Limited of our report dated July 31, 2018 relating to the financial statements, which appears in TuanChe Limited's Registration Statement on Form F-1 (File No. 333-227940) dated November 19, 2018.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China

March 22, 2019